Exhibit 5


                      FORD MOTOR COMPANY
                      THE AMERICAN ROAD
                   DEARBORN, MICHIGAN 48121





                                       October 6, 1994



Ford Motor Company
The American Road
Dearborn, Michigan  48121


Ladies and Gentlemen:

     This will refer to the Registration Statement on Form S-8 (the "Registration Statement") that is being filed by Ford Motor Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to 5,000,000 shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock"), relating to the Ford Motor Company 1990 Long-Term Incentive Plan (the "Plan").

     As an Assistant Secretary and Associate Counsel of the Company, I am familiar with the Certificate of Incorporation and the By-Laws of the Company and with its affairs, including the action taken by the Company in connection with the Plans. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

     Based upon the foregoing, it is my opinion that:

     (1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

     (2) All necessary corporate proceedings have been taken to authorize the issuance of the shares of Common Stock being registered under the Registration Statement, and all such shares of Common Stock, when issued and sold in accordance with the Plan, will be validly issued, fully paid and non-assessable when the Registration Statement shall have become effective and the Company shall have received therefor the consideration provided in the Plan (but not less than the par value thereof).

      I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.



                                      Very truly yours,

                                      /s/Thomas J. DeZure

                                      Thomas J. DeZure
                                      Assistant Secretary and
                                       Associate Counsel